                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 20, 1996
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                          SI DIAMOND TECHNOLOGY, INC.
               (Exact name of Registrant as specified in charter)

    TEXAS                          1-11602              76-0273345
  (State of                      (Commission          (IRS Employer
Incorporation)                   File Number)     Identification Number)

       2435 NORTH BOULEVARD
          HOUSTON, TEXAS                                  77098
(Address of principal executive office)                (Zip Code)


Registrant's telephone number, including area code: (713) 529-9040



                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)



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Item 5.    Other Events.
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     On May 20, 1996, Plasmatron Coatings and Systems, Inc. ("Plasmatron"), a
subsidiary of SI Diamond Technology, Inc. ("SI Diamond"), filed a lawsuit in the Supreme Court of the State of New York, County of Westchester, for breach of contract and negligent and/or intentional misrepresentation against Semi-Alloys Company ("Semi-Alloys"). Plasmatron has sued Semi-Alloys for failure to pay the balance of monies due under a contract for the design and manufacture of an inline sputtering system for use in multilayer metallization of various substrates (the "System") and for negligent and/or intentional misrepresentation of factors related to the design specifications of the System.

     Also, on May 20, 1996, Semi-Alloys filed a lawsuit against Plasmatron, SI Diamond and Westchester Fire Insurance Company ("Westchester"), as defendants, in the Supreme Court of the State of New York, County of Westchester. As plaintiff, Semi-Alloys alleges that Plasmatron has breached the contract for the System and its warranties thereon, and claims damages in excess of $6.3 million for the failure of the System to meet contractual performance criteria and for Plasmatron's breach of warranty. Semi-Alloys further asserts that SI Diamond has, by its conduct, assumed Plasmatron's obligations under the disputed contract and is also liable for the damages. In connection with the contract, Westchester executed a $1,101,270 performance bond and a $1,101,270 labor and materials payment bond on behalf of Plasmatron as principal, in favor of Semi-Alloys, as obligee, and is therefore also a defendant in the lawsuit. SI Diamond and Plasmatron believe that they have meritorious defenses to the claims of Semi-Alloys. Plasmatron contracted to manufacture the subject System for Semi-Alloys in February of 1992 and had delivered and installed the System prior to SI Diamond's acquisition of Plasmatron in May of 1993; management believes that SI Diamond has indemnification rights against the former owners of Plasmatron.

     No discovery in either lawsuit has been conducted. The existence of Semi-Alloy's claim against Plasmatron was disclosed in SI Diamond's 10-QSB for the fiscal quarter ended June 30, 1995, 10-QSB for the fiscal quarter ended September 31, 1995, 10-KSB for the fiscal year ended December 31, 1995 and 10-QSB for the fiscal quarter ended March 31, 1996.

                                   SIGNATURES

     Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      SI DIAMOND TECHNOLOGY, INC.



Date:  May 31, 1996                   By:  /s/ Howard K. Schmidt
                                           _____________________________
                                           Howard K. Schmidt
                                           President and Chief Executive Officer

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